                                                                    EXHIBIT 11.1



                       KITTY HAWK, INC. AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE



                                             QUARTER ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                               1997          1996          1997           1996
                                            -----------  -----------     -----------   -----------
Primary net income (loss) per share (1):
Weighted average number of common shares
outstanding...............................   10,451,807    7,423,436      10,451,807     7,423,436
Common shares related to SAB No. 83 (2)...           --      544,274              --       544,274
                                            -----------  -----------     -----------   -----------
Weighted average common and common
equivalent shares outstanding.............   10,451,807    7,967,710      10,451,807     7,967,710
                                            ===========  ===========     ===========   ===========

Net income (loss).........................  $ 2,561,088  $(1,288,329)    $ 3,975,029   $(1,149,317)
                                            ===========  ===========     ===========   ===========
Net income (loss) per share...............  $      0.25  $     (0.16)    $      0.38   $     (0.14)
                                            ===========  ===========     ===========   ===========
Fully diluted net income (loss) per share:
Weighted average number of common shares
outstanding                                  10,451,807    7,423,436      10,451,807     7,423,436
Common shares related to SAB No. 83 (2)...           --      544,274              --       544,274
                                            -----------  -----------     -----------   -----------
Weighted average common and common
equivalent shares outstanding.............   10,451,807    7,967,710      10,451,807     7,967,710
                                            ===========  ===========     ===========   ===========

Net income (loss).........................  $ 2,561,088  $(1,288,329)    $ 3,975,029   $(1,149,317)
                                            ===========  ===========     ===========   ===========

Net income (loss) per share...............  $      0.25  $     (0.16)    $      0.38   $     (0.14)
                                            ===========  ===========     ===========   ===========

(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) Stock options granted to executives within 12 months of the filing date of the Company's initial public offering have been included in this line item through the date of exercise. See Note 1 of Notes to Consolidated Financial Statements.